Exhibit 32

                     CERTIFICATIONS UNDER 18 U.S.C. ss.1350

     The undersigned certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Pacific Financial Corporation for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Pacific Financial Corporation.

     /s/ Dennis A. Long                         /s/ John Van Dijk
     -------------------------------            --------------------------------
     Dennis A. Long                             John Van Dijk
     President                                  Secretary
     Chief Executive Officer                    Chief Financial Officer
     November 10, 2004                          November 10, 2004